Retail Marketing Alert                                                    [LOGO]

                                                               February 19, 2004

Important Announcement Affecting Your Client's - John Hancock Variable Series Trust I (VST) Funds

In late February, variable life and variable annuity contract owners participating in nine VST Funds (as of the record date shown below) will receive a proxy statement outlining proposals for their consideration and vote. After careful consideration, the VST Board of Trustees unanimously approved recommendations by John Hancock Life Insurance Company to do the following:

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                               Affected Funds                                                          # Clients       Date of
      What                      (Record Date)                              Overview                                    Mailing
---------------------------------------------------------------------------------------------------------------------------------
Proxy             .  Fundamental Growth (1/20/04)      Proposals to approve agreements             85,000           2/20/2004
                  .  Large Cap Aggressive Growth       with new sub-managers.                      (total
                     (1/20/04)                                                                     for all
                                                                                                   Funds Affected)
                  .  Emerging Markets Equity           Proposal to decrease investment
                     (1/20/04)                         management fees paid to John Hancock
                                                       and to eliminate John Hancock's
                                                       obligation to reimburse Fund for
                                                       certain operating expenses.

                  .  Overseas Equity (1/20/04)         Proposal to increase investment
                                                       management fees paid to John
                                                       Hancock and to eliminate John
                                                       Hancock's obligation to
                                                       reimburse Fund for certain
                                                       operating expenses.

                  .  International Opportunities       Proposals to eliminate John
                     (1/20/04)                         Hancock's obligation to
                  .  International Equity Index        reimburse Fund for certain
                     (1/20/04)                         operating expenses.
                  .  Global Bond (1/20/04)
                  .  Health Sciences (1/20/04)

                  .  Large Cap Value CORE (2/11/04)    Proposal to increase investment
                                                       management fees paid to John
                                                       Hancock.

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Info Statement    .  Growth & Income (N/A - This       Change in one of the sub-advisers.          250,000          2/24/2004
                     matter does not require a proxy   T. Rowe Price replaces Putnam.
                     vote.)
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

LPPSS-565   2/04    Not For Use With The Public. For Internal Use Only.

Notes on Proxy:

Proposals 1 and 2 - Fundamental Growth and Large Cap Growth B (formerly Large Cap Aggressive Growth)

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved the retention of Independence Investment, LLC to replace Putnam Investment Management, LLC as the sub-manager for these Funds. Independence Investment, a John Hancock affiliate, began its service on December 15, 2003 under temporary agreements. These Proposals seek approval of new sub-management agreements to replace the temporary agreements so that Independence Investment may continue indefinitely as the respective Fund's sub-manager. Total fees will not be changed by either of the current proposals.

Proposal 3 - International Opportunities Fund

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved an amendment to the management agreement with John Hancock for the International Opportunities Fund to delete John Hancock's contractual obligation to reimburse the Fund when certain expenses of the Fund exceed 0.10% per annum of the Fund's average daily net assets. The Board recommended that shareholders also approve the amendment, which is required before it can go into effect. At the same time, the Board approved a recommendation to change the sub-manager of the Fund to Capital Guardian Trust Company and the Fund's investment strategies to match those of the Trust's Overseas Equities Fund. (These changes do not require shareholder approval and are not part of the proxy.) It is proposed that all these changes would take effect on or about May 3, 2004.

Proposal 4 - Emerging Markets Equity Fund

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved an amendment to the management agreement with John Hancock for the Emerging Markets Equity Fund to reduce the management fee paid by the Trust to John Hancock and delete John Hancock's contractual obligation to reimburse the Fund when certain expenses of the Fund exceed 0.10% per annum of the Fund's average daily net assets. The Board recommended that shareholders also approve the amendment, which is required before it can go into effect. At the same time, the Board approved a recommendation to change the sub-manager of the Fund to Capital Guardian Trust Company and the Fund's investment strategies to match those of the Trust's Overseas Equities Fund. (These changes do not require shareholder approval and are not part of the proxy.) It is proposed that all these changes would take effect on or about May 3, 2004.

Proposal 5 - Overseas Equity Fund

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved an amendment to the management agreement with John Hancock for the Overseas Equity Fund to increase the management fee paid by the Trust to John Hancock and delete John Hancock's contractual obligation to reimburse the Fund when certain expenses of the Fund exceed 0.10% per annum of the Fund's average daily net assets. The Board recommended that shareholders also approve the amendment, which is required before it can go into effect. It is proposed that these changes would take effect on or about May 3, 2004.

LPPSS-565   2/04    Not For Use With The Public. For Internal Use Only.

Proposal 6 - International Equity Index Fund

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved an amendment to the management agreement with John Hancock for the International Equity Index Fund to delete John Hancock's contractual obligation to reimburse the Fund when certain expenses of the Fund exceed 0.10% per annum of the Fund's average daily net assets. The Board recommended that shareholders also approve the amendment, which is required before it can go into effect. At the same time, the Board also approved a recommendation to change the sub-manager of the Fund to SsgA Funds Management, Inc. and the Fund's investment strategies to match those of the Trust's Overseas Equities Fund. (These changes do not require shareholder approval and are not part of the proxy.) It is proposed that all these changes would take effect on or about May 3, 2004.

Proposals 7 and 8  - Global Bond Fund and Health Sciences Fund

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved amendments to the management agreements with John Hancock for these Funds to delete John Hancock's contractual obligation to reimburse the respective Fund when certain expenses of that Fund exceed 0.10% per annum of the Fund's average daily net assets. The Board recommended that shareholders of each Fund also approve the respective amendment, which is required before it can go into effect. It is proposed that these changes would take effect on or about May 3, 2004.

Proposal 9 - Large Cap Value CORE Fund

At its December 10, 2003 meeting, the Trust's Board of Trustees unanimously approved a recommendation to change the sub-manager of the Fund and the Fund's investment strategies to match those of the Trust's Fundamental Value Fund. These changes do not require shareholder approval and are not part of the proxy. Subsequently, at its February 11, 2004 meeting, the Board approved and recommended that shareholders approve an amendment to the management agreement with John Hancock for the Large Cap Value CORE Fund to change the management fee paid by the Trust to John Hancock to equal the higher rate paid by the Trust to John Hancock for the Fundamental Value Fund. It is proposed that all these changes would take effect on or about May 3, 2004.

Note on Growth & Income Fund Info Statement Mailing

On December 15/th/, 2003, T.Rowe Price Associates, Inc replaced Putnam Investments as a sub-manager. The Growth & Income Fund's other sub-manager, Independence Investment LLC, was not affected by this action. This change in sub-managers has no effect on the fees and other Fund operating expenses that contract holders bear. This change was recommended by John Hancock and approved by the Board to be in the best interest of the shareholders.

LPPSS-565   2/04    Not For Use With The Public. For Internal Use Only.

                                       Q&A

What does "delete John Hancock's contractual obligation to reimburse the Fund when certain expenses of the Fund exceed 0.10% per annum of the Fund's average daily net assets" mean?

Today, the management agreements provide that, for any fiscal year in which the normal operating costs and expenses* of a Fund exceed 0.10% of the Fund's average daily net assets, John Hancock will reimburse the Fund. Under proposals 3, 4, 5, 6 7 and 8, this expense "cap" would be eliminated for International Opportunities, Emerging Markets Equity, Overseas Equity, International Equity Index, Global Bond and Health Sciences Funds. This change makes the funds more economically viable for John Hancock to continue using them as investment options in the variable products. This results in an overall higher expense total for the consumer.

*(exclusive of its investment management fees, interest, brokerage commissions, taxes and extraordinary expenses outside the control of John Hancock)

Why was it proposed to change sub-manager for Fundamental Growth?

The sub-manager was changed to address concerns that Putnam's reputation and stability would be adversely impacted by recent allegations of improper trading practices by its personnel, loss of certain significant accounts and assets under management, and the turnover of key personnel (ii) the trailing 12 month performance of Putnam-managed mid-cap growth equity accounts was below other mid cap growth accounts managed by Putnam's peers (iii) John Hancock's belief that the Fund's new investment program with Independence is the most attractive option.

Will the investment strategy for Fundamental Growth change?

Independence Investment intends to follow an investment strategy for the Fundamental Growth Fund that is substantially the same as the investment strategy it now pursues for the Trust's Large Cap Growth Fund. John Hancock anticipates that the Fundamental Growth Fund's investment program will be more focused on "large cap" growth investing and not on a mix of "large cap" and "mid-cap" growth investing.

Why was it proposed to change sub-manager for Large Cap Growth B?

Concerns that Janus' reputation and stability would be adversely impacted by recent allegations of improper trading practices by its personnel and the turnover of key personnel (ii) John Hancock's belief that the Funds new investment program with Independence is the most attractive option.

Will the investment strategy for Large Cap Growth B change?

Independence Investment intends to follow an investment strategy for the Large Cap Growth B Fund that is substantially the same as the investment strategy it now pursues for the Trust's Large Cap Growth Fund. John Hancock anticipates that the Large Cap Growth B Fund's investment program will continue to be focused on the selection and maintenance of a portfolio of securities of "large cap" US companies.

Why was it proposed to change sub-manager and the investment strategy for International Opportunities?

John Hancock recommended that the Fund employ Capital Guardian, the current sub-manager for the Trust's Overseas Equity Fund, because of the strength and depth of their resources and capabilities and the investment performance of the Overseas Equity Fund. Capital Guardian will manage the fund using substantially the same investment program that it currently uses for the Overseas Equity Fund, and will continue to be focused on the selection and maintenance of a portfolio of equity securities of large established and medium-sized foreign companies located outside the US, primarily in developed countries and in emerging markets to a lesser extent.

LPPSS-565   2/04    Not For Use With The Public. For Internal Use Only.

Why was it proposed to change sub-manager and the investment strategy for the Emerging Markets Equity Fund?

John Hancock recommended that the Fund employ Capital Guardian, the current sub-manager for the Trust's Overseas Equity Fund, because of the strength and depth of their resources and capabilities and the investment performance of the Overseas Equity Fund. The Fund would continue as an international stock fund, but with a revised investment strategy that places less focus on companies economically linked to emerging or developing nations. Capital Guardian will manage the fund using substantially the same investment program that it currently uses for the Overseas Equity Fund.

Why was it proposed to increase the management fee paid by the Trust to John Hancock for the Overseas Equity Fund?

After conducting a review of the Overseas Equity Fund's operating expenses in comparison with other funds, John Hancock concluded that the current expense cap and current level of the Overseas Equity Fund's investment management fee, have combined with other factors to create a situation in which John Hancock's level of compensation is not high enough to allow John Hancock to continue to support the Fund on a long term basis. It was recommended that the fund be restructured to make it an economically viable component of the international funds that John Hancock offers.

What changed with the International Equity Index Fund?

Independence was no longer interested in managing international index funds. Therefore, it was recommended that the Fund should continue as an international stock index fund, but with a different sub-manager. John Hancock recommended that the Fund employ SSgA, the current sub-manager for the Trust's Equity Index Fund.

Why was it proposed to change the sub-manager and the investment strategy of the Large Cap Value CORE Fund?

(i) John Hancock was concerned about the funds inability to attract new investors; (ii) John Hancock's belief that the Funds new investment program with Wellington Management Company is the most attractive option. Wellington Management will follow an investment strategy for the Large Cap Value CORE Fund that is substantially the same as the investment strategy it now pursues for the Trust's Fundamental Value Fund. Under that strategy, the Large Cap Value CORE Fund will continue to invest primarily in a mix of common stocks of US companies that are believed to offer favorable prospects for increasing dividends and growth in capital. John Hancock anticipates that the Fund's investment program will be somewhat more oriented toward a mix of "large cap" and "mid cap" value investing and lest oriented to "large cap" value investing.

Why was the sub-manager replaced in the Growth & Income fund?

The principal reasons were (i) concerns that Putnam's reputation and stability would be adversely impacted by recent allegations of improper trading practices by its personnel, loss of certain significant accounts and assets under its management, and the turnover of key investment personnel, and (ii) the Fund's new investment program with T. Rowe Price is the most attractive option that is available to the Fund.

LPPSS-565   2/04    Not For Use With The Public. For Internal Use Only.

What will T. Rowe manage?

T. Rowe will have day-to-day responsibility for deciding what investments to purchase and sell for the "growth style" portion of the Fund. T. Rowe Price initially will manage approximately 18% of the Growth & Income Fund and Independence Investment would manage the remainder.

How will T. Rowe manage the Fund?

T. Rowe Price intends to follow an investment strategy for its portion of the Growth & Income Fund that selects stock using proprietary fundamental research to look for companies that it believes have (i) above-average earnings growth and cash flow relative to their peers and the general economy, (ii) sustainable earnings momentum even during times of slow economic growth and (iii) profitable niches in the economy that enable companies to expand even during times of slow growth. John Hancock anticipates that the "growth style" portion of the Growth & Income Fund under T. Rowe Price will continue to invest primarily in a mix of common stocks of large and mid-sized U.S. companies. T. Rowe Price, however, normally will invest its portion of the Fund in a somewhat lower number of stocks (40 to 80) than was anticipated (65 to 120) under Putnam.

Contact

If you have any questions, please call your Sales Support Group at 1-800-270-1700.

Distribution

This Announcement is being sent to all Managing Directors, Agency Compliance Specialists, Office Managers, Sales Managers, Brokerage Managers and Home Office Retail Sector Management.

Insurance products are issued by
John Hancock Life Insurance Company
John Hancock Variable Life Insurance Company (not licensed in New York) Boston, MA 02117

Securities products are distributed by
Signator Investors, Inc., Member NASD, SIPC,
197 Clarendon Street, Boston, MA  02116

LPPSS-565   2/04    Not For Use With The Public. For Internal Use Only.